SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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(	)	Preliminary Proxy Statement	( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(	)	Definitive Proxy Statement

(X)Definitive Additional Materials

( )	Soliciting Material Under Rule 14a-12
VOYA MUTUAL FUNDS

(Name of Registrant as Specified in Its Charter)
________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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URGENT – ACTION REQUESTED

Voya Asia Pacific High Dividend Equity Income Fund (IAE)

Voya Emerging Markets High Dividend Equity Fund (IHD)

Dear Shareholder:

According to our records, you have not yet voted on the important proposal being considered at the Combined Special Meeting of Shareholders for Voya Asia Pacific High Dividend Equity Income Fund and Voya Emerging Markets High Dividend Equity Fund.

Unless a sufficient number of shareholders vote by September 28, 2026, at 1:00 p.m. (MT), the Funds will not be able to implement the proposal without adjourning the shareholder meeting to a later date and possibly incurring additional proxy solicitation costs.

-It’s extremely important that you participate in the management of your investment by voting.

THE FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL

YOUR VOTE IS CRITICAL. PLEASE VOTE NOW BEFORE TIME RUNS OUT.

Please vote using one of the following options:

1)	Vote Online

Log on to the website shown on your proxy card.  Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2)	Vote by Touch-Tone Telephone

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3)	VOTE by Live Proxy Voting Specialist

Computershare Fund Services, the Fund's solicitor, at 877-816-8609.

4)	Vote by Mail

Complete, sign and date the proxy card and then return it in the enclosed postage-paid envelope.

The Proxy Statement we sent you contains important information regarding the proposal that you are being asked to consider. A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card.  Please read the materials carefully

Thank you for your prompt attention to this matter.